BlackRock Global Allocation Fund, Inc.

FILE #811-05576

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
12/12/2007	IBERDROLA RENOVABLES S.A.	768,011,800	1,315,200

Credit Suisse Securities (Europe) Limited, J.P. Morgan Securities Ltd., Merrill Lynch International, Morgan Stanley & Co. International plc, Banco Bilbao Vizcaya Argentaria, S.A., ABN AMRO Bank N.V. and NM Rothschild & Sons Limited (trading together as ABN AMRO Rothschild, an unincorporated equity capital markets joint venture), BNP Paribas, CALYON, Dresdner Bank AG, London Branch, HSBC Bank plc, Santander Investment, S.A., Societe Generale

5/12/2008	American International Group	171,052,631	520,900

Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Capital Markets, LLC, Dowling & Partners Securities, LLC, Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC, Keefe, Bruyette & Woods, Inc., The Williams Capital Group, L.P., Loop Capital Markets, LLC, Muriel Siebert & Co., Inc., Toussaint Capital Partners, LLC, Utendahl Capital Group, LLC

7/17/2008	SINO-FOREST CORPORATION	300,000,000	31,000,000	Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated.
8/15/2008	CHINA SOUTH LOCOMOTIVE & ROLLING S	1,600,000,000	8,027,800

China International Capital Corporation Limited, Macquarie Capital Securities Limited, BNP Paribas Capital (Asia Pacific) Limited, ICEA Securities Limited, Guotai Junan Securities (Hong Kong) Limited, DBS Asia Capital Limited, Piper Jaffray Asia Securities Limited, IBK Securities Co., Ltd.

BlackRock Global Allocation Fund, Inc.

FILE #811-05576

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
10/7/2008	BANK OF AMERICA CORP.	455,000,000	650,000	Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated
10/8/2008	METLIFE INC.	75,000,000	292,500	Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC